EXHIBIT 99.1

  Dr. Richard Benjamin Joins Point Therapeutics' Board of Directors

    BOSTON--(BUSINESS WIRE)--July 8, 2004--Point Therapeutics (NASDAQ:
POTP) today announced that Richard Benjamin, MBChB, Ph.D. has joined the Company's Board of Directors.
    Dr. Benjamin is Chief Medical Officer of the American Red Cross, New England Region , Assistant Professor of Pathology at Harvard Medical School and is also a member of its Joint Program in Transfusion Medicine. He received his medical training at the University of Cape Town, South Africa, followed by doctoral studies in Immunology at Cambridge University, England. His post-doctoral studies were conducted on the molecular mechanisms of antigen presentation at Stanford University. Dr, Benjamin also received training in the fields of Hematology and Transfusion Support at the Brigham and Women's Hospital. His clinical research focuses on technologies to improve the safety and efficacy of transfusion.
    Dr. Benjamin is also a member of Point Therapeutics' Scientific Advisory Board.
    "We are delighted to have Dr. Benjamin join our Board of Directors," said Don Kiepert, Point Therapeutics' president and chief executive officer. "Richard has been an incredibly valuable contributor to our Scientific Advisory Board and we welcome his increased participation in the Company by his involvement in the Board of Directors. He is a widely acknowledged expert in the field of hematology and has a great deal of clinical experience in oncology. We expect that Richard will continue to bring valuable scientific and clinical insight and leadership to the Company."

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of malignant tumors and certain hematopoietic disorders, and as vaccine adjuvants. Point's lead product candidate, talabostat, has the potential to inhibit the growth of certain malignant tumors and to reconstitute the hematopoietic system.
    In 2004, Point has initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single-agent and in combination with cisplatin in advanced melanoma, and in combination with rituximab in patients with chronic lymphocytic leukemia. In addition, Point is currently testing talabostat in combination with rituximab in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain the necessary regulatory approvals, (iii) obtain external funding to finance the operations and
(iv) obtain and enforce intellectual property rights, as well as the risk factors described in Amendment No.2 to Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on June 1, 2004, and from time to time in Point's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2136
             or
             Investor Relations:
             The Trout Group
             Ritu Baral, 212-477-9007 ext. 25